Exhibit 10.3
RESTRICTED STOCK AND REPURCHASE AGREEMENT
          THIS RESTRICTED STOCK AND REPURCHASE AGREEMENT (this “Agreement”) is made this 26th day of February, 2008, by and between T1 Delaware Corporation, a Delaware corporation (the “Company”), and Andrew Lombard, an individual (“Purchaser”).
          WHEREAS, Purchaser shall serve as President of the Company pursuant to an Employment Agreement between the parties of even date herewith (the “Employment Agreement”); and
          WHEREAS, the Company desires to issue to Purchaser, and Purchaser desires to acquire from the Company, shares of Common Stock, $0.001 par value, of the Company (“Common Stock”), pursuant to terms and conditions set forth herein.
          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Company and Purchaser agree as follows:
     1. Sale of Stock. Subject to the terms hereof, the Company shall sell to Purchaser and Purchaser shall purchase from the Company, subject to Section 4 hereof, 8 restricted shares of Common Stock of the Company, equal to 8% of the issued and outstanding shares of capital stock of the Company (the “Shares”) at a price of ten U.S. dollars ($10.00) per share, for an aggregate purchase price of eighty U.S. dollars ($80.00) (“Purchase Price”). Immediately after the issuance of the Shares, Purchaser will own 8 shares of common stock of the Company and Peerless Systems Corporation will own 92 shares of common stock of the Company.
     2. Payment of Purchase Price. The Purchase Price shall be paid by the Purchaser by cash, check or cancellation of indebtedness concurrently with the execution of this Agreement or notification by the Company of the Fair Market Value, whichever is later, and shall be delivered to the Company along with two (2) duly executed blank Assignments Separate from Certificate in the form attached hereto as Exhibit A.
     3. Issuance of Shares. Following the execution and delivery of this Agreement by the Purchaser and the Company, the Company shall issue a duly executed certificate evidencing the Shares in the name of Purchaser, to be held in escrow until expiration of the Company’s Repurchase Right described in Section 5 below.
     4. Purchaser’s Rights. The stock purchase by Executive shall be restricted during the term of employment. However, at the conclusion of each ninety (90) days of service, one (1) share or 1/8th interest of the Shares shall be released from escrow without any restrictions or being subject to any repurchase rights as set forth below. In the event Executive ceases to be employed by the Company, or a parent or subsidiary of the Company, with cause, all remaining stock in escrow shall be subject to Repurchase Rights as set forth below.

          In the event Purchaser ceases to be employed Without Cause or Good Reason as defined in Executive’s Employment Agreement all Shares held in escrow shall be released to Purchaser unrestricted without being subject to any Repurchase Rights.
     5. Repurchase Rights. The Shares shall be subject to the following Repurchase Rights:
          5.1 In the event the Purchaser ceases to be continuously employed by the Company, or a parent or subsidiary of the Company because of cause, the Company may repurchase all stock in escrow at the purchase price paid by the Purchaser at the initial purchase. For the purpose of this Section 5, Purchaser’s “continuous employment” shall cease when Purchaser ceases to be actively employed by the Company or a parent or subsidiary of the Company. A leave of absence (regardless of the reason therefor) shall be deemed to constitute the cessation of Purchaser’s active employment unless such leave is (a) authorized by the Company in writing and Purchaser returns to work within the time specified in such authorization or in any amendment thereto, (b) the result of a Disability, as that term is defined in the Purchaser’s Employment Agreement which is not an event of termination of employment thereunder, or (c) it is the result of the exercise by Purchaser of his rights under any federal or State employment laws, rules or regulations. The date when continuous employment ceases is hereinafter referred to as the “Termination Date.”
The Company shall have the right at any time within sixty (60) days after the later of the Termination Date or the date any approved leave terminates (if Purchaser fails to return within the time specified) to purchase up to the full amount of the Shares from the Purchaser at a price per share equal to the amount paid by Purchaser pursuant to this Agreement (“Price”). Notwithstanding the foregoing, (a) so long as Purchaser remains in the continuous employment of the Company, one (1) share (1/8th of the Shares) shall no longer be subject to repurchase on each of the following dates: April 10, 2008, July 10, 2008, October 10, 2008, January 10, 2009, April 10, 2009, July 10, 2009, October 10, 2009 and January 10, 2010; or (b) all of the Shares shall no longer be subject to the repurchase applicable, pursuant to that certain Change in Control Severance Agreement of even date herewith among Purchaser, the Company and Peerless Systems Corporation.
Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a parent or subsidiary of the Company, to terminate Purchaser’s employment at any time or for any reason as forth in the Employment Agreement.
          5.2 The Repurchase Rights, if exercised by the Company, shall be exercised by written notice signed by an officer of the Company and delivered or mailed as provided in Section 11.2. The Company may pay for the Shares it has elected to repurchase (i) by delivery of a check in the amount of the Repurchase Price for the Shares being repurchased, (ii) by cancellation by the Company of an amount of Purchaser’s indebtedness to the Company or (iii) by a combination of (i) and (ii) so that the combined payment and cancellation of indebtedness equals such Option Price. If exercised by the assignees pursuant to Section 5.3, the Repurchase Right shall be exercised by written notice signed by the exercising assignees and delivered or mailed as provided in Section

11.2. Such assignees shall pay for the Shares they have elected to repurchase by delivery to Purchaser or his executor of a check in the amount of the Repurchase Price.
          5.3 In the event the Company for any reason elects not to exercise the Repurchase Right pursuant to Section 5.2, the Company may assign it, provided that the Repurchase Right shall not extend beyond the 60 days described in Section 5.1. In the event that the Company or such assignee does not elect to exercise the Repurchase Right as to all of the Shares subject to it, the Repurchase Right shall expire as to all Shares that the Company and such assignees have not elected to purchase.
6. Restrictions. Shares subject to the Repurchase Right may not be transferred. Further, all such Shares shall not be transferred, encumbered, or hypothecated. Such Shares shall remain at all times in escrow until released in accordance with escrow instructions.
7. “Market Stand-Off” Agreement. Purchaser hereby agrees that, during the period specified by the Company and the underwriter or underwriters of Common Stock (or other securities) of the Company, following the effective date of a registration statement of the Company filed under the Act, Purchaser shall not, to the extent requested by the Company and such underwriter, directly or indirectly, sell, offer or contract to sell (including without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company at any time during such period except common stock included in such registration, provided, however, that (a) such agreement shall be applicable only to the first such registration statement of the Company which covers common stock (or other securities) to be sold on its behalf to the public in an underwritten offering and (b) all officers and directors of the Company holding securities of the Company enter into similar agreements.
In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to securities of the Company held by Purchaser until the end of such period.
8. Representations and Warranties of Purchaser.
8.1 Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Purchaser is acquiring the Shares for investment for Purchaser’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.
8.2 Purchaser understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein.
8.3 Purchaser further acknowledges and understands that the Shares must be held indefinitely unless the Shares are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the Shares. Purchaser understands that the certificates evidencing the Shares will be imprinted with a legend that prohibits the transfer of the Shares unless the Shares are registered or such registration is not required in the opinion of counsel for the Company.
8.4 Purchaser is familiar with the provisions of Rules 144 and 701, under the Securities Act, as in effect from time to time, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of issuance of the securities, such issuance will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the securities exempt under Rule 701 may be sold by Purchaser ninety (90) days thereafter, subject to the satisfaction of certain of the conditions specified by Rule 144.
8.5 In the event that the sale of the Shares does not qualify under Rule 701 at the time of purchase, then the Shares may be resold by Purchaser in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things: (i) the availability of certain public information about the Company and (ii) the resale occurring following the required holding period under Rule 144 after Purchaser has purchased, and made full payment of (within the meaning of Rule 144), the securities to be sold.
8.6 Purchaser understands that Section 83(a) of the Code taxes as ordinary income the difference between the amount paid for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse. In this context, “restriction” includes the right of the Company to buy back the Shares pursuant to the Repurchase Right set forth above. Purchaser understands that he may elect to be taxed at the time the Shares are purchased, rather than when and as the Repurchase Right expires, by filing an election under Section 83(b) (an “83(b) Election”) of the Code with the Internal Revenue Service within thirty (30) days from the date of purchase. Even if the fair market value of the Shares at the time of the execution of this Agreement equals the amount paid for the Shares, the 83(b) Election must be made to avoid income under Section 83(a) in the future. Purchaser understands that failure to file such an 83(b) Election in a timely manner may result in adverse tax consequences for Purchaser. Purchaser further understands that he must file an additional copy of such 83(b) Election with his federal income tax return for the calendar year in which the date of this Agreement falls. Purchaser acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to purchase of the Shares hereunder, and does not purport to be complete. Purchaser further acknowledges that the Company has directed Purchaser to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which Purchaser may reside, and the tax consequences of Purchaser’s death. Purchaser assumes all responsibility for filing an 83(b) Election and paying all taxes resulting from such election or the lapse of the restrictions on the Shares. The form for making this election is attached as Exhibit B hereto.

8.7 All certificates representing Shares subject to the provisions of this Agreement shall have endorsed thereon the following legends:
8.7.1 “THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN RESTRICTED STOCK AND REPURCHASE AGREEMENT WHICH INCLUDES A REPURCHASE RIGHT IN FAVOR OF THE COMPANY, AND A MARKET STAND-OFF AGREEMENT. COPIES OF THE AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.”
8.7.2 “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, OR PURSUANT TO RULE 144 UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.”
8.7.3 Any legend required to be placed thereon by applicable state laws.
9. Escrow of Shares.
9.1 Escrow Holder. The Shares issued under this Agreement shall be held in escrow by a party designated by Peerless, as escrow holder (“Escrow Holder”), along with Assignments Separate from Certificate executed by Purchaser in blank in the form attached hereto as Exhibit A, until expiration of the Company’s Repurchase Right described in Section 5 above.
9.2 Instructions to Escrow Holder. The Escrow Holder is hereby directed to permit transfer of the Shares only in accordance with this Agreement or instructions signed by both parties. In the event that further instructions are desired by the Escrow Holder, he or she shall be entitled to rely upon directions executed by the Chief Executive Officer of the Company or a majority of the authorized number of the Company’s Board of Directors. Notwithstanding anything else herein, the Escrow Holder (including persons and entities acting on behalf of or under authority of Escrow Holder), (i) shall have no liability for any act or omission hereunder unless it is shown that such act or omission was intentional and in bad faith, (ii) may act in accordance with any advice of counsel or any order, judgment or decree of any court, whether or not final, (iii) in the event of any dispute, the Escrow Holder may, in his or her sole discretion, take the course of action it deems appropriate or take no action whatsoever, and (iv) shall in no event be required to seek legal counsel but may do so at the Company’s expense.
9.3 Transfer to Transferee. If the Company or any assignee exercises its Repurchase Right hereunder, then the Escrow Holder, upon receipt of written notice of such option exercise from the proposed transferee, shall take all steps necessary to accomplish such transfer.

9.4 Transfer to Purchaser. When the Repurchase Right has been exercised or expires unexercised or a portion of the Shares has been released from the Repurchase Right, upon Purchaser’s request the Escrow Holder shall promptly cause a new certificate to be issued for such released Shares and shall deliver such certificate to Purchaser.
9.5 Rights of Purchaser. Subject to the terms hereof, Purchaser shall have all the rights of a stockholder with respect to such Shares while such shares are held in escrow, including without limitation, the right to vote the Shares and receive any cash dividends declared thereon.
9.6 Adjustment of Stock and Repurchase Price. If, at any time or from time to time, there is (i) a dividend of any security, stock split or other change in the character or amount of any of the outstanding securities of the Company, (ii) any consolidation, merger or sale of all, or substantially all, of the assets of the Company, then, in such event, any and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of his or her ownership of the Shares shall be immediately subject to the escrow referred to in Section 8 (to the extent the Shares are then so subject), shall be deposited with the Escrow Holder, and shall be included in the word “Shares” for purposes of this Agreement, and shall be subject to the Repurchase Right. While the total Repurchase Price shall remain the same after each such event, the Repurchase Price per Share upon exercise of the Repurchase Right shall be appropriately adjusted as determined by the Board of Directors of the Company.
10. Registration Rights.
10.1 Notice of Registration. If at any time or from time to time, the Company shall determine to register any of its securities, either for its own account or the account of any other security holder, other than (i) a registration relating solely to employee benefit plans or (ii) a registration statement on Form S-4, the Company shall:
               (a) promptly give to Purchaser written notice thereof, and
               (b) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Shares specified in a written request or requests made within thirty (30) days after receipt of such written notice from the Company by Purchaser, but only to the extent that such inclusion will not diminish the number of securities included by the Company or by holders of the Company’s securities who have demanded such registration.
10.2 Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise Purchaser as a part of the written notice given pursuant to Section 10.1(a). In such event, the right of Purchaser to registration pursuant to this Section 10 shall be conditioned upon Purchaser’s participation in such underwriting and the inclusion of Shares in the underwriting to the extent provided herein. Purchaser shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in reasonable and customary form with the managing underwriter selected for such underwriting by the Company.

Notwithstanding any other provision of this Section 10, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of securities to be included in the registration and underwriting, on a pro rata basis based on the total number of securities (including, without limitation, Shares) entitled to registration (the “Registrable Securities”) pursuant to registration rights granted by the Company to the security holders participating in such registration (including the Purchaser) (the “Participating Holders”). The number of securities that may be included in the registration and underwriting shall be allocated as follows: (i) first, to the Company; and (ii) second, to the Participating Holders proposing to distribute their securities through such underwriting, in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Participating Holders and (iii) third, to any other shareholders of the Company (other than Participating Holders) on a pro rata basis. In no event shall the amount of securities of the Participating Holders included in the registration be reduced by more than twenty-five percent (25%) below the total amount of securities proposed by the Participating Holders for inclusion in such registration. If Purchaser disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter no later than five (5) business days prior to the date the registration statement with respect to the registration is declared effective. Any Shares excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to ninety (90) days after the effective date of the registration statement relating thereto.
10.3 Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it prior to the effectiveness of such registration, whether or not Purchaser has elected to include securities in such registration. In such case, the Company shall be deemed not to have effected a registration pursuant to Section 10 of this Agreement.
11 Miscellaneous.
11.1 Further Instruments and Actions. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
11.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid or otherwise delivered by facsimile transmission, by hand or by messenger, to, in the case of Purchaser, the address and facsimile number set forth on the signature page hereto, and in the case of the Company, as applicable, to the address and facsimile number shown on the records of the Company.
11.3 Governing Law, Assignment and Enforcement. This Agreement is governed by the internal law of Delaware and shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser, his or her heirs, executors, administrators, guardians, successors and assigns. The prevailing party in any action to enforce this Agreement shall be entitled to attorneys’

fees and costs. The parties agree that damages are not an adequate remedy for Purchaser’s breach hereof and the Company shall accordingly be entitled to specific performance of this Agreement.
11.4 Amendments and Waivers. This Agreement represents the entire understanding of the parties with respect to the subject matter hereof and supercedes all previous understandings, written or oral. This Agreement may only be amended with the written consent of the parties hereto and the Company’s assignees pursuant to Section 5.3 and Section 6 hereof, or the successors or assigns of the foregoing, and no oral waiver or amendment shall be effective under any circumstances whatsoever.
11.5 Cooperation. Purchaser agrees to cooperate affirmatively with the Company, to the extent reasonably requested by the Company, to enforce rights and obligations pursuant to this Agreement.
11.6 Severability. The parties acknowledge and agree that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.
11.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which, when taken together, shall be considered one and the same agreement.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above-written.

T1 Delaware Corporation
By:
Its: Chief Executive Officer

PURCHASER:[1]

(Signature)

(Print Name)

Address:

Fax:

[1]	I have received, completed, executed and retained the I.R.C. Section 83(b) election that was attached hereto as Exhibit B. I understand that I, and not the Company, will be responsible for completing the form and filing the election with the appropriate office of the federal and state tax authorities and that if such filing is not completed within thirty (30) days after the date of this Agreement, I will forfeit the significant tax benefits of Section 83(b). I understand further that such filing should be made by registered or certified mail, return receipt requested, and that I must retain two (2) copies of the completed form for filing with my state and federal returns for the current tax year and an additional copy for my records.